[Letterhead of Merdinger, Fruchter, Rosen & Corso, P.C.]


              CONSENT OF INDEPENDENT CEERTIFIED PUBLIC ACCOUNTANT


We consent to the incorportaion by reference in this Registration Statement on Form S-8 of our report dated December 17, 1999, which appears on page 24 of the 1999 Annual Report to Shareholders of Power Exploration Inc.



                                    /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.